Exhibit 10.46
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                         COMMON STOCK PURCHASE AGREEMENT
                         -------------------------------

         THIS COMMON STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 31 day of January, 2008 by and among INTRAOP MEDICAL CORPORATION, a Nevada corporation (the "Company"), and the other Persons set forth on the Schedule of Purchasers attached hereto (each an "Investor" and collectively the "Investors").

                                    Recitals

                  A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act");

                  B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, at the First Closing (as defined below) and upon the terms and subject to the conditions set forth in this Agreement, an aggregate of 33,832,463 shares (the "Initial Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock") for an aggregate purchase price of $2,368,272.70 (the "Initial Purchase Price");

                  C. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, at the Second Closing (as defined below) and upon the terms and subject to the conditions set forth in this Agreement, an aggregate of up to 9,167,537 shares (the "Additional Shares" and together with the Initial Shares, the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock") for an aggregate purchase price of up to $641,727.59 (the "Additional Purchase Price");

                  D. This Agreement shall be binding upon the Company and the Investors only upon delivery of the signatures pages hereto by the Company and the Investors.

                                    Agreement

         In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person.

                  "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

                  "Confidential Information" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and supplier lists and related information).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing;
(iii) copyrights and copyrightable works; and (iv) registrations, applications and renewals for any of the foregoing.

                  "Knowledge" means the actual knowledge of the officers and directors of the Company, provided that such persons shall have made due and diligent inquiry of all relevant employees of the Company whom such executive officers and directors should reasonably believe would have actual knowledge of the matters represented.

                  "Material Adverse Effect" means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement,
(ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under this Agreement.

                  "Nasdaq" means The Nasdaq Stock Market, Inc.

                  "Permitted Liens" means (i) mechanics', carriers', or workmen's, repairmen's or similar liens arising or incurred in the ordinary course of business, (ii) liens for taxes, assessments and other governmental charges that are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings, and (iii) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the use or value of the property to which they relate.

                  "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                  "SEC Filings" shall mean (a) the Company's Annual Report on Form 10-KSB filed with the SEC on December 14, 2007, including all exhibits thereto and documents incorporated by reference therein, and (b) the Company's Current Reports on Form 8-K filed with the SEC on October 30, 2007, November 26, 2007 and November 29, 2007, including all exhibits thereto and documents incorporated by reference therein.


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

         2. Purchase and Sale of the Shares.

                  2.1 Initial Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the First Closing, each of the Investors shall, severally and not jointly, purchase, and the Company shall sell and issue to the Investors, the Initial Shares in the respective amounts and at the respective purchase prices set forth on the Schedule of Purchasers attached hereto (the "Schedule of Purchasers").

                  2.2 Additional Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Second Closing, each of the Investors shall, severally and not jointly, purchase, and the Company shall sell and issue to the Investors, the Additional Shares in the respective amounts and at the respective purchase prices that will be set forth on the Schedule of Purchasers at the Second Closing by the Company.

         3. Closings.

                  3.1 First Closing. The purchase and sale of the Initial Shares pursuant to Section 2.1 (the "First Closing") shall take place at the offices of Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP, 425 Market Street, San Francisco, CA 94105 ("Hanson") on the date hereof, or at such other location and on such other date as the Company and the Investors shall mutually agree (such date is hereinafter referred to as the "First Closing Date").

                  3.2 Second Closing. The purchase and sale of the Additional Shares pursuant to Section 2.2 (the "Second Closing" and together with the First Closing, the "Closings") shall take place at the offices of Hanson at any time on or before February 13, 2008, or at such other location and on such other date as the Company and the Investors shall mutually agree (such date is hereinafter referred to as the "Second Closing Date").

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"):

                  4.1      Organization, Good Standing and Qualification.

                           (a) The  Company  is a  corporation  duly  organized,
validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect. To the Company's Knowledge, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail, such power and authority or qualification.


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

                           (b)  Each   subsidiary   of  the   Company   (each  a
"Subsidiary"  and  collectively  the   "Subsidiaries")  is  a  corporation  duly
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect. To the Company's Knowledge, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail, such power and authority or qualification.

                  4.2 Authorization. The Company has full corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder and (iii) the authorization, issuance, sale and delivery of the Shares. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally.

                  4.3      Capitalization.

                           (a) Schedule 4.3 sets forth as of the date hereof (a)
the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock available for issuance pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable upon the exercise of warrants. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as provided in the Rights Agreement dated as of August 17, 2007 by and between the Company and the investors named therein, no Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as contemplated under this Agreement, there are no contracts, commitments, understandings or arrangements by which the Company is bound to issue additional shares of capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as provided in the Rights Agreement dated as of August 17, 2007 by and between the Company and the investors named therein, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The issue and sale of the Shares will not result in the right of any holder of Company securities to adjust the exercise, conversion or exchange price under such securities.

                           (b) The Company owns all of the  outstanding  capital
stock of each Subsidiary free from liens, encumbrances and defects. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive rights. No Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of any Subsidiary. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements under which (i) any Subsidiary is obligated to issue additional shares of its capital stock or options, securities or rights convertible into shares of capital stock of such Subsidiary or (ii) the Company is obligated to sell or otherwise dispose of shares of any Subsidiary's capital stock held by it.


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

                  4.4 Valid Issuance. The Shares have been duly and validly authorized. The Shares, when issued and paid for pursuant to this Agreement will be validly issued, fully paid and nonassessable, and will be free of encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.

                  4.5 Consents. The execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares requires no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

                  4.6 Delivery of SEC Filings. The Company has made available to the Investors, through the EDGAR system, true and complete copies of the SEC Filings.

                  4.7 Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company for general working capital purposes.

                  4.8 No Material Adverse Change. Since September 30, 2007, and except as disclosed in the

SEC Filings, there has not been:

                           (a)   any   change   in  the   consolidated   assets,
liabilities, financial condition or operating results of the Company or any Subsidiary from that reflected in the financial statements included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2007, except for changes in the ordinary course of business which would not have, individually or in the aggregate, a Material Adverse Effect;

                           (b) any  declaration  or payment of any dividend,  or
any authorization or payment of any distribution, on any of the capital stock of the Company or any Subsidiary, or any redemption or repurchase of any securities of the Company or any Subsidiary (other than in connection with a termination of employment);

                           (c) any material  damage,  destruction or loss to any
assets or properties of the Company or any Subsidiary;

                           (d)  any  waiver,  not  in  the  ordinary  course  of
business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

                           (e)  any  change  or  amendment  to the  Articles  of
Incorporation or similar organizational documents, as applicable, or Bylaws of the Company or any Subsidiary, or change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which its assets or properties is subject;


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

                           (f) any material  labor  difficulties  or labor union
organizing   activities  with  respect  to  employees  of  the  Company  or  any
Subsidiary;

                           (g) any  transaction  entered  into by the Company or
any Subsidiary other than in the ordinary course of business;

                           (h) the loss of the services of any key employee,  or
material change in the composition or duties of the senior management of the Company or any Subsidiary; or

                           (i) any other  event or  condition  of any  character
that has had or would reasonably be expected to have a Material Adverse Effect.

                  4.9 SEC Filings. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  4.10 No Conflict, Breach, Violation or Default. Neither the execution, delivery and performance by the Company of this Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Shares in conformance with this Agreement) will conflict with or result in violation of any of the terms and provisions of the Articles of Incorporation or similar organizational documents, as applicable, or Bylaws of the Company or any Subsidiary, both as in effect on the date hereof or will give rise to the right to terminate or accelerate the due date of any payment under or conflict with or result in a breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under or result in the execution or imposition of any lien, charge or encumbrance upon the properties or assets of the Company or any Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of its assets or properties is subject or any license, permit, statute, rule, regulation, judgment, decree or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of its assets or properties, other than a conflict, breach or default that would not have a Material Adverse Effect.

                  4.11 Tax Matters. Each of the Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by it with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, except as would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary. All taxes and other assessments and levies that the Company or any Subsidiary are required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property, other than Permitted Liens. There are no tax audits or investigations pending, which if adversely determined would result in a Material Adverse Effect. There are no outstanding tax sharing agreements or other such arrangements between the Company or any Subsidiary and any other Person. Neither the Company nor any Subsidiary has any deferred compensation arrangements or has paid (or is required to pay) any deferred compensation which would be subject to Section 409A of the Internal Revenue Code.


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

                  4.12 Title to Properties. Except as disclosed in the SEC Filings, each of the Company and each Subsidiary has good and marketable title to all properties and assets owned by it, in each case free from liens, encumbrances and defects, other than Permitted Liens. The Company and each Subsidiary hold any leased real or personal property under valid and enforceable leases. Neither the Company nor any Subsidiary owns any real property.

                  4.13  Certificates,  Authorities  and  Permits.  Each  of  the
Company and each Subsidiary possesses adequate certificates, approvals, authorities or permits ("Permits") issued by governmental agencies or bodies necessary to own, lease and license its assets and properties and conduct the business now operated by it, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Company and each
Subsidiary has performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time, would allow, revocation or termination thereof. Neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

                  4.14     Labor Matters.

                           (a) Neither the Company nor any Subsidiary is a party
to or bound by any collective bargaining agreement. Neither the Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment or employees' health, safety, welfare, wages and hours.

                           (b) (i) There are no labor disputes  existing,  or to
the Company's Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the employees of the Company or any Subsidiary, (ii) there are no unfair labor practices or petitions for election pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the employees of the Company or any Subsidiary, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company or any Subsidiary and (iv) to the Company's Knowledge, each of the Company and each Subsidiary enjoys good labor and employee relations with its employees.

                           (c) Each of the  Company  and each  Subsidiary  is in
compliance in all material respects with applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. No claims are pending against the Company or any Subsidiary before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. ss.ss. 1981 or 1983 or any other federal, state or local law, statute or ordinance barring discrimination in employment.


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

                           (d) Except as disclosed  in the SEC Filings,  neither
the Company nor any Subsidiary is a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any "excess parachute payment," as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended.

                  4.15  Intellectual  Property.  Except as  disclosed in the SEC
Filings:

                           (a) All Intellectual Property of the Company is valid
and enforceable. No Intellectual Property owned or licensed by the Company or any Subsidiary that is necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted or as proposed to be conducted as described in the SEC Filings is involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. No issued patent owned by the Company or any Subsidiary is involved in any interference, reissue, re-examination or opposition proceeding.

                           (b) All of the in-bound  licenses and sublicenses and
consent, royalty or other agreements concerning Intellectual Property that are necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted and as proposed to be conducted as described in the SEC Filings to which the Company or any Subsidiary is a party (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $50,000 per license) (collectively, "In-Bound License Agreements") are valid and binding obligations on the Company or such Subsidiary, as applicable, and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and neither the Company nor any Subsidiary is in material breach of any of its obligations under any such In-Bound License Agreements.

                           (c) Each of the Company and each  Subsidiary  owns or
has the valid right to use all of the Intellectual Property that is necessary for the conduct of its business as currently conducted and as proposed to be conducted as described in the SEC Filings and for the ownership, maintenance and operation of the Company's properties and assets, free and clear of all liens, encumbrances, adverse claims (in each case, other than Permitted Liens) or, with respect to Intellectual Property owned by the Company or any Subsidiary, obligations to license such Intellectual Property, other than licenses of the Intellectual Property owned by the Company or such Subsidiary that are entered into in the ordinary course of its business. To the Company's Knowledge, each of the Company and each Subsidiary has a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in its business.


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

                           (d) The  conduct of the  business  of the Company and
the Subsidiaries as currently conducted or as proposed to be conducted as described in the SEC Filings, the use or exploitation of any Intellectual Property owned by the Company or any Subsidiary, or to the Company's Knowledge, the use or exploitation of any Intellectual Property licensed by the Company or any Subsidiary does not infringe, misappropriate or otherwise materially impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party and the Intellectual Property owned by the Company or any Subsidiary which is necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted or as proposed to be conducted as set forth in the SEC Filings is not being Infringed by any third party. There is no litigation, court order, claim or assertion pending or outstanding or, to the Company's Knowledge, threatened, that seeks to limit or challenge the ownership, use, validity or enforceability of any Intellectual Property owned or licensed by the Company or any Subsidiary or their respective use of any Intellectual Property owned by a third party.

                           (e) The consummation of the transactions contemplated
hereby will not result in the (i) loss, material impairment of or material restriction on any of the Intellectual Property or Confidential Information owned by the Company or any Subsidiary which is necessary for the conduct of its business as currently conducted or as proposed to be conducted as set forth in the SEC Filings or (ii) material breach of any In-Bound License Agreement.

                           (f) Each of the Company and each Subsidiary has taken
reasonable steps to protect its respective rights in its Intellectual Property and Confidential Information. Each employee and consultant who has access to the Confidential Information of the Company or any Subsidiary necessary for the conduct of its business as currently conducted has executed an agreement to maintain the confidentiality of such Confidential Information. To the Company's Knowledge, and except pursuant to non-disclosure agreements entered into between the Company or a Subsidiary and third parties in the ordinary course of business, there has been no disclosure of the Intellectual Property or Confidential Information of the Company or any Subsidiary to any third party. To the Company's Knowledge, there have been no misappropriations or infringements by any Person of any Intellectual Property used in the conduct or operation of the business of the Company or any Subsidiary.

                  4.16 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"). Neither the Company nor any Subsidiary owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

                  4.17 Litigation. Except as disclosed in the SEC Filings, there are no pending or, to the Company's Knowledge, threatened actions, suits, proceedings, inquiries or investigations against or affecting the Company or any Subsidiary or any of their properties or any of the Company's or any Subsidiary's officers and directors in their capacities as such.

                  4.18 Financial Statements. The financial statements included in each of the SEC Filings present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-QSB under the Exchange Act).
Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements, none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  4.19 Insurance Coverage. Each of the Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and the Subsidiaries.

                  4.20 Compliance with OTC Bulletin Board Continued Eligibility Require-ments. The Company is in compliance with applicable OTC Bulletin Board continued eligibility requirements. The Company has not received any written notice with respect to the ineligibility of the Common Stock from trading on the OTC Bulletin Board.

                  4.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

                  4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

                  4.23 No Integrated Offering. Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act or would be integrated under the Nasdaq Marketplace Rules.

                  4.24 Private Placement. Subject to the accuracy of each Investor's representations in Section 5 hereof, the offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

                  4.25 Questionable Payments. Neither the Company nor any Subsidiary nor, to the Company's Knowledge, any of their directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or
(e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

                  4.26 Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of the Company or any Subsidiary and, to the Company's Knowledge, none of the employees of the Company or any Subsidiary is presently a party to any material transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company's Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  4.27 Internal Controls.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. Each of the Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each Subsidiary is made known to the certifying officers by others within those entities. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the internal controls (as such term is defined in Item 307(b) of Regulation S-B) of the Company or any Subsidiary or, to the Company's Knowledge, in other factors that could significantly affect such internal controls. The books, records and accounts of the Company and each Subsidiary accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and each Subsidiary. Each of the Company and each Subsidiary maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

                  4.28 Independent Accountants. PMB Helin Donovan, LLP is the Company's independent registered public accounting firm as required by the Exchange Act, and the rules and regulations of the SEC thereunder.

                  4.29 Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  4.30 Regulatory Compliance. Neither the Company nor any Subsidiary is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, except as would not have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the applicable Closing, as will be filed in a timely manner.

                  4.31 Market Stabilization. The Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

                  4.32 Material Contracts. All material documents, contracts or other agreements of the Company and any Subsidiary required to be filed with the SEC have been filed with the SEC and are included in the exhibits to the SEC Filings. The description of the contracts, documents or other agreements contained in the SEC Filings (as the case may be) reflect in all material respects the terms of the underlying contract, document or other agreement. Each such contract, document or other agreement is in full force and effect and is valid and enforceable by and against the Company or the applicable Subsidiary, as applicable, in accordance with its terms. Neither the Company nor any Subsidiary is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would result in a Material Adverse Effect.

                  4.33 Application of Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Articles of Incorporation or the laws of the State of Nevada that are or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company's issuance of the Shares and the Investors' ownership of the Shares.

                  4.34 FDA. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. Neither the Company nor any Subsidiary has been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company or any Subsidiary nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company or any Subsidiary.

                  4.35 Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

                  4.36 Indebtedness; Compliance. Except as disclosed in the SEC Filings, the Company is not a party to any indenture, debt, capital lease obligations, mortgage, loan or credit agreement by which it or any of its properties is bound. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

                  4.37 Solvency. Based on the financial condition of the Company, as of the First Closing Date (and assuming that the First Closing shall have occurred), (i) the Company's fair saleable value of their respective assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were they to liquidate all of their respective assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                  4.38 No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

                  4.39 Disclosure. Neither the Company nor any person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information  concerning  the  Company,  the  Subsidiaries  or  their  respective businesses, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company and their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including the representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5. Representations and Warranties of the Investors. Each of the Investors hereby, severally and not jointly, represents and warrants to the Company that:

                  5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Shares pursuant to this Agreement.

                  5.2 Authorization. The execution, delivery and performance by such Investor of this Agreement have been duly authorized. This Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                  5.3 Purchase Entirely for Own Account. The Shares to be received by such Investor hereunder will be acquired for such Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.

                  5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares contemplated hereby.

                  5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares.

                  5.6 Restricted Securities. Such Investor understands that the Shares are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

                  5.7 Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

                           (a) "THE SECURITIES  REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR
(III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS."

                           (b) If  required by the  authorities  of any state in
connection with the issuance of sale of the Shares, the legend required by such state authority.

                  5.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act.

                  5.9 No General Solicitation. Such Investor did not learn of the investment in the Shares as a result of any public advertising or general solicitation.

                  5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreements, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

         6. Conditions to the First Closing.

                  6.1      Conditions to the First Closing.

                           (a)  Conditions to the  Investors'  Obligations.  The
obligation of each Investor to purchase the Initial Shares at the First Closing is subject to the satisfaction, on or prior to the First Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

                                    (i) The  representations and warranties made
by the Company in Section 4 hereof shall be true and correct on the date hereof and on the First Closing Date (except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct as of such date). The Company shall have performed all obligations and covenants herein required to be performed by it on or prior to the First Closing Date. The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the First Closing Date, certifying to the fulfillment of the condition specified in this Section 6.1(a)(i).

                                    (ii) The Company shall have obtained any and
all consents, permits, approvals, registrations and waivers necessary or appropriate for the purchase and sale of the Initial Shares and the consummation of the transactions contemplated by this Agreement.

                                    (iii) No judgment,  writ, order, injunction,
award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by this Agreement.

                                    (iv) The  Company  shall  have  delivered  a
certificate, executed on behalf of the Company by its Secretary, dated as of the First Closing Date, certifying the resolutions adopted by the Board approving the transactions contemplated by this Agreement, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of Persons signing this Agreement and related documents on behalf of the Company.

                                    (v) The  Investors  shall have  received  an
opinion from Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP, dated as of the First Closing Date, in substantially the form attached hereto as Exhibit A.

                                    (vi) No stop order or  suspension of trading
shall have been imposed by Nasdaq, the OTC Bulletin Board, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Company shall not have received notice of the ineligibility of the Common Stock for trading on the OTC Bulletin Board or that it is violation of any Nasdaq, OTC Bulletin Board or SEC rule, regulation or interpretation which could lead to such ineligibility.

                                    (vii) The Company  shall have  delivered  to
its transfer agent irrevocable instructions to issue and deliver to each Investor (or in such nominee name(s) as designated by such Investor in writing) certificates evidencing such number of Initial Shares as set forth on the signature pages to this Agreement.

                           (b)  Conditions to  Obligations  of the Company.  The
Company's obligation to sell and issue the Initial Shares at the First Closing is subject to the satisfaction on or prior to the First Closing Date of the following conditions, any of which may be waived by the Company:

                                    (i) The  representations and warranties made
by the Investors in Section 5 hereof shall be true and correct in all material respects when made and as of the First Closing Date with the same force and effect as if they had been made on and as of said date (except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date).

                                    (ii) The Company shall have obtained any and
all consents, permits, approvals, registrations and waivers necessary or appropriate for the purchase and sale of the Initial Shares the consummation of the other transactions contemplated by this Agreement.

                                    (iii) The Investors  shall have executed and
delivered this Agreement.

                                    (iv) No judgment,  writ, order,  injunction,
award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by this Agreement.

                                    (v) The Investors  shall have  delivered the
Initial Purchase Price to the Company.

                  6.2      Conditions to the Second Closing.

                           (a)  Conditions to the  Investors'  Obligations.  The
obligation of each Investor to purchase the Additional Shares at the Second Closing is subject to the satisfaction, on or prior to the Second Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

                                    (i) The  representations and warranties made
by the Company in Section 4 hereof shall be true and correct on the date hereof and on the Second Closing Date (except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct as of such date). The Company shall have performed all obligations and covenants herein required to be performed by it on or prior to the Second Closing Date. The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Second Closing Date, certifying to the fulfillment of the condition specified in this Section 6.2(a)(i).

                                    (ii) The Company shall have obtained any and
all consents, permits, approvals, registrations and waivers necessary or appropriate for the purchase and sale of the Additional Shares and the consummation of the transactions contemplated by this Agreement.

                                    (iii) No judgment,  writ, order, injunction,
award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by this Agreement.

                                    (iv) The  Company  shall  have  delivered  a
certificate, executed on behalf of the Company by its Secretary, dated as of the Second Closing Date, certifying the resolutions adopted by the Board approving the transactions contemplated by this Agreement, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of Persons signing this Agreement and related documents on behalf of the Company.

                                    (v) The  Investors  shall have  received  an
opinion from Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP, dated as of the Second Closing Date, in substantially the form attached hereto as Exhibit A.

                                    (vi) No stop order or  suspension of trading
shall have been imposed by Nasdaq, the OTC Bulletin Board, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Company shall not have received notice of the ineligibility of the Common Stock for trading on the OTC Bulletin Board or that it is violation of any Nasdaq, OTC Bulletin Board or SEC rule, regulation or interpretation which could lead to such ineligibility.

                                    (vii) The Company  shall have  delivered  to
its transfer agent irrevocable instructions to issue and deliver to each Investor (or in such nominee name(s) as designated by such Investor in writing) certificates evidencing such number of Additional Shares as set forth on the signature pages to this Agreement.

                           (b)  Conditions to  Obligations  of the Company.  The
Company's obligation to sell and issue the Additional Shares at the Second Closing is subject to the satisfaction on or prior to the Second Closing Date of the following conditions, any of which may be waived by the Company:

                                    (i) The  representations and warranties made
by the Investors in Section 5 hereof shall be true and correct in all material respects when made and as of the Second Closing Date with the same force and effect as if they had been made on and as of said date (except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date).

                                    (ii) The Company shall have obtained any and
all consents, permits, approvals, registrations and waivers necessary or appropriate for the purchase and sale of the Additional Shares the consummation of the other transactions contemplated by this Agreement.

                                    (iii) The Investors  shall have executed and
delivered this Agreement.

                                    (iv) No judgment,  writ, order,  injunction,
award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by this Agreement.

                                    (v) The Investors  shall have  delivered the
Additional Purchase Price to the Company.


         7. Covenants and Agreements.

                  7.1      Removal of Legends.

                           (a) Any  legend  referred  to in  Section  5.7 hereof
stamped on a certificate evidencing the Shares and the stock transfer instructions and record notations with respect to such Shares shall be removed and the Company shall cause to be issued a certificate without such legend to the holder of such Shares upon delivery to the Company's transfer agent (with a copy to the Company) of (i) a written request for the removal of the legend,
(ii) the original share  certificate for which legend removal is requested,  and
(iii) either (A) an opinion of counsel reasonably acceptable to the Company and its transfer agent to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act or (B) other reasonable assurances in writing acceptable to the Company and its transfer agent (which shall not include an opinion of counsel) that such securities can be sold pursuant to Rule 144 under the Securities Act. Not longer than three business days following the receipt by the Company's transfer agent and the Company of the documents required in clauses (i), (ii) and (iii) above, the Company shall deliver or cause to be delivered to such holder a certificate representing such securities that is free from all restrictive and other legends. If the Company is then eligible, certificates for Shares subject to legend removal hereunder shall be transmitted by the Company's transfer agent to an Investor by crediting the prime brokerage account of such Investor with the Depository Trust Company System as directed by such Investor.

                           (b) If an  Investor  shall make a sale or transfer of
Shares either pursuant to Rule 144 or pursuant to a registration statement and in each case shall have delivered to the Company's transfer agent (with a copy to the Company) (i) the original certificate representing the applicable Shares containing a restrictive legend which are the subject of such sale or transfer,
(ii) a representation letter or letters in customary form, and (iii) in the case of a sale or transfer pursuant to Rule 144, either (A) an opinion of counsel reasonably acceptable to the Company and its transfer agent to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act or (B) other reasonable assurances in writing acceptable to the Company and its transfer agent (which shall not include an opinion of counsel) that such securities can be sold pursuant to Rule 144 under the Securities Act (the "Share Delivery Date" shall be the date on which both the Company and its transfer agent have received the documents required in clauses (i) through (iii)), and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive or other legends by the third business day following the Share Delivery Date and (2) following such third business day after the Share Delivery Date and prior to the time such Shares are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares (a "Buy-In"), then, in addition to any other rights available to the Investor under this Agreement and applicable law, the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

                           (c) The  Company  may not  make any  notation  on its
records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

                  7.2 Furnishing of Information. As long as any Investor owns any Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

                  7.3 Limitation on Issuance of Future Priced Securities. During the six months following each of the First Closing Date and the Second Closing Date, the Company shall not issue any "Future Priced Securities" as such term is described by NASD IM-4350-1.

                  7.4 Indemnification of Investors. The Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an "Investor Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in this Agreement. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

                  7.5 Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its or their behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

                  7.6 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

                  7.7 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  7.8 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. The decision of each Investor to purchase Shares pursuant to this Agreement has been made by such Investor independently of any other Investor. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

                  7.9 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under this Agreement of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

         8.       Survival of Representations and Warranties.

                  8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive after the First Closing Date and Second Closing Date, except as otherwise expressly provided in this Agreement.

         9.       Miscellaneous.

                  9.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the "Investors."

                  9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or PDF, which shall be deemed an original.

                  9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or electronic mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other party:

                           If to the Company:

                                    Intraop Medical Corporation
                                    570 Del Rey Avenue
                                    Sunnyvale, CA 94085
                                    Attention:  Chief Financial Officer
                                    Facsimile:  (734) 503-6529

                           With a copy to:

                                    Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP
                                    425 Market Street, 26th Floor
                                    San Francisco, CA  94105
                                    Attention:  David M. Pike, Esq.
                                    Facsimile: (415) 541-9366

                  If to the Investors, to the addresses set forth on the Schedule of Purchasers, with a copy to:

                                    Winston & Strawn LLP
                                    200 Park Avenue
                                    New York, New York  10166
                                    Attention:  Eric L. Cohen, Esq.
                                    Facsimile:  (212) 294-3540

                  9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement, the party or parties that do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

                  9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares and the Company.

                  9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of Nasdaq, the OTC Bulletin Board or the Securities Act. Notwithstanding the foregoing, not later than three (3) trading days immediately following the date hereof, the Company shall issue a press release disclosing the transactions contemplated by this Agreement. The Company will timely file a Current Report on Form 8-K describing this Agreement and attaching the press release described in the foregoing sentence. In addition, the Company will make such other filings (including filing this Agreement with the SEC) and notices in the manner and time required by the SEC, Nasdaq or the OTC Bulletin Board. The Company shall make the foregoing disclosure such that following such disclosure, the Investors shall no longer be in possession of any material, non-public information with respect to the Company. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or trading market regulations.

                  9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                  9.9 Entire Agreement. This Agreement, including the exhibits and the Disclosure Schedules, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                  9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                  9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Santa Clara County and the United States District Court for the Northern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                            (Signature pages follow)

                  IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

The Company:
------------


INTRAOP MEDICAL CORPORATION

By: /s/ Howard Solovei
    ------------------
Printed Name: Howard Solovei
Its: Chief Financial Officer




         IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

The Investors:


The Pinnacle Fund, L.P.

By:      Pinnacle Advisors, L.P.
         Its General Partner


By:      Pinnacle Fund Management, L.L.C.
         Its General Partner


By: /s/ Barry Kitt
    --------------
      Barry Kitt, Sole Member


Dr. Clay and Mrs. Brenda Cockerell,  JTWROS
By: /s/ Clay Cockerell
    ------------------
      Clay Cockerell


By: /s/ Brenda Cockerell
    --------------------
      Brenda Cockerell


/s/ Albert DeNittis
-------------------
Albert DeNittis


                 COMMON STOCK PURCHASE AGREEMENT SIGNATURE PAGE

Ellerphund IOPM, LP
By:  Ellerphund Capital III, LLC, Its General Partner
By: /s/ Marc Eller
    --------------
      Marc Eller, Member


E.U. CAPITAL VENTURE, INC.
By: /s/ Hans Morkner
    ----------------
Printed Name: Hans Morkner
Its: Mgt. Director


/s/ Robert W. Higgins
---------------------
Robert W. Higgins


/s/ Bailey Lemak
----------------
Bailey Lemak


/s/ Eleanor J. Lemak
--------------------
Eleanor J. Lemak


/s/ John S. Lemack
------------------
John S. Lemak, Jr. UGMA/TX
John S. Lemak Custodian


/s/ John S. Lemack
------------------
John S. Lemak


/s/ Lacey Lemak
---------------
Lacey Lemak


/s/ Barry Reder
---------------
Barry Reder


/s/John Fleischli
-----------------
John Fleischli


                 COMMON STOCK PURCHASE AGREEMENT SIGNATURE PAGE

/s/ William S. Jaspersen
------------------------
William S. Jaspersen


Precept Capital Master Fund, G.P.

By: its agent & attorney-in-fact, Precept Capital Management, LP
By: its General Partner, Precept Management, LLC

By: /s/ D. Blair Baker
    ------------------
    D. Blair Baker
    Managing Member


VMG Holdings II, LLC

By:  /s/ Gregory S. Koonsman
     -----------------------
Name: Gregory S. Koonsman
Its:  Principal


/s/ Richard P. Wynne
--------------------
Richard P. Wynne


/s/ Charles Yates
------------------
Charles Yates


                 COMMON STOCK PURCHASE AGREEMENT SIGNATURE PAGE

                             SCHEDULE OF PURCHASERS

FIRST CLOSING:

Investor Name and Address:            Purchase Price:   # of Shares Purchased:
-------------------------             --------------    ---------------------

Dr. Clay and Mrs. Brenda Cockerell    $6,656.86         95,098
JTWROS
4312 Arcady Avenue
Dallas, TX 75205

Albert DeNittis                       $7,000.00         100,000
c/o Radiation Oncology Dept.
The Lankenau Hospital
100 Lancaster Avenue
Wynnewood, PA 19096

Ellerphund IOPM, LP                   $1,000,000.00     14,285,714
c/o Ellerphund Capital
2616 Hibernia St
Dallas, TX  75201

E.U. Capital Venture, Inc.            $34,615.91        494,513
c/o Hans Morkner
15720 Simoni Drive
San Jose, CA 95127

Robert W. Higgins                     $70,000.00        1,000,000
5601 Perugia Circle
San Jose, CA 95138

Bailey Lemak                          $25,000.00        357,142
4410 Bordeaux
Dallas, TX 75205

Eleanor J. Lemak                      25,000.00         357,142
4410 Bordeaux
Dallas, TX 75205

John S. Lemak, Jr., UGMA/TX           $25,000.00        357,142
John S. Lemak Custodian
4410 Bordeaux
Dallas, TX 75205

John S. Lemak                         $100,000.00       1,428,571
4410 Bordeaux
Dallas, TX 75205


                 COMMON STOCK PURCHASE AGREEMENT SIGNATURE PAGE

Lacey Lemak                           $25,000.00        357,142
4410 Bordeaux
Dallas, TX 75205

The Pinnacle Fund, L.P.               $1,000,000.00     14,285,714
Suite 240, 4965 Preston Park Blvd.
Plano, TX 75093

Barry Reder                           $50,000.00        714,285
54 Sixth Avenue
San Francisco, CA 94118

SECOND CLOSING:

Investor Name and Address:            Purchase Price:   # of Shares Purchased
--------------------------            ---------------   ---------------------

Ellerphund IOPM, LP                   $25,000.00        357,142
c/o Ellerphund Capital
2616 Hibernia St
Dallas, TX  75201

John Fleischli                        $35,000.00        500,000
8111 Preston Rd Suite 715
Dallas TX 75225

William S. Jaspersen                  $70,000.00        1,000,000
8111 Preston Rd., Suite 715
Dallas, TX  75225

Precept   Capital Master Fund, G.P.   $250,000.00       3,571,428
200 Crescent Court, Suite 1450
Dallas, TX 75201

VMG Holdings II, LLC                  $100,000.00       1,428,571
13155 Noel Road, Suite 2400
Dallas, Texas 75240

Richard P. Wynne                      $50,000.00        714,285
1604 Sobre Vista Rd
Sonoma Ca 95476

Charles Yates                         $100,000.00       1,428,571
71275 West Thunderbird Terrace
Rancho Mirage, CA 92270


                 COMMON STOCK PURCHASE AGREEMENT SIGNATURE PAGE

                                    EXHIBIT A
                                    ---------

                              Form of Legal Opinion

_________________, 2008



To the Investors Listed in
the Schedule of Purchasers of the
Common Stock Purchase Agreement
dated as of ______________, 2008

Ladies and Gentlemen:

Reference is made to the Common Stock Purchase Agreement, dated as of ___________, 2008 (the "Purchase Agreement"), complete with all listed exhibits thereto, by and among Intraop Medical Corporation, a Nevada corporation (the "Company"), and the investors listed in the Schedule of Purchasers to the Purchase Agreement (the "Investors"), which provides for, among other things, the issuance by the Company to the Investors of shares of Common Stock. All terms used herein have the meanings defined in the Purchase Agreement unless otherwise defined herein.

We have acted as counsel for the Company in connection with the negotiation, preparation and execution of the Purchase Agreement and the completion of the transactions contemplated thereunder.

In rendering this opinion, we have examined the originals, or copies properly certified or otherwise identified to our satisfaction as being in the form of the originals, of the following:

(a)  the Purchase Agreement;

(b) the Company's Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on March 9, 2005 and the Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on October 19, 2007, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this letter (together, the "Amended Articles");

(c) the Bylaws of the Company, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this letter;

(d) documents evidencing the corporate proceedings taken by the Company to authorize and effect the execution, delivery and performance of the transactions contemplated by the Purchase Agreement;

(e) a Certificate of Existence With Status in Good Standing for the Company issued on January 8, 2008 by the Secretary of State of Nevada, a Certificate of Status of Foreign Corporation for the Company issued on January 4, 2008 by the Secretary of State of California, and an Entity Status for the Company issued by the California Franchise Tax Board on January 4, 2008 stating that the Company is in good standing with the California Franchise Tax Board; and

(f) an Officer's Certificate of the Company provided to us as of the date of this letter concerning certain factual matters relevant to this opinion.

         As to various questions of fact material to our opinion, we have, to the extent we deemed it appropriate, reviewed and relied upon the representations and warranties made by the Company in Section 4 of the Purchase Agreement and statements and certificates of the officers of the Company, and of public officials and others. With regard to such factual matters relevant to this opinion as to which we have relied upon said representations, warranties, statements and certificates of the officers of the Company and others, we have not sought to verify independently the existence of the facts as represented to us, but we are aware of no facts which would lead us to believe that the opinions expressed herein are not appropriate.

         In rendering this opinion, we have assumed the following:

                  (i) All documents submitted to us as originals are complete and authentic; all copies of documents submitted to us conform in all respects to the originals thereof, including all amendments or modifications thereto; and all originals or copies submitted to us have not been amended or modified since the date they were submitted to us, by written or oral agreement of the parties thereto, by the conduct of the parties thereto or otherwise;

                  (ii) The signatures on all original documents examined by us are genuine and all copies of such documents submitted to us are genuine;

                  (iii) The due authorization, execution and delivery of all documents (other than by the Company), where authorization, execution and delivery are a prerequisite to the effectiveness thereof;

                  (iv) All individuals executing and delivering documents had the legal capacity to so execute and deliver;

                  (v) Each party to the Purchase Agreement, other than the Company and individuals, is duly organized, validly existing and in good standing under its jurisdiction of organization and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property currently requires that it qualify to do business in such jurisdiction, with the corporate or other organizational power to perform its obligations under the Purchase Agreement; each party to the Purchase Agreement, other than the Company, has complied with any applicable requirement to file tax returns and pay taxes in each jurisdiction in which it is required to do so; each party to the Purchase Agreement, other than the Company, has validly authorized, executed and delivered the Purchase Agreement; and the Purchase Agreement constitutes the valid and binding obligation of each such party, enforceable against each such party in accordance with its terms;

                  (vi) The factual matters set forth in the Purchase Agreement are accurate and complete in all material respects and all certificates and all other written representations as to factual matters delivered or made to us by officers of the Company are accurate and complete in all material respects; and

                  (vii) Neither the execution of the Purchase Agreement nor the consummation of the transactions provided for therein contravenes any applicable law of any jurisdiction, other than California law or federal law.

         On the basis of the foregoing examinations and assumptions and in reliance thereon, upon the representations of the Investors and the other parties to the Purchase Agreement, and upon all such other matters of fact as we deemed relevant under the circumstances, and subject to the limitations and qualifications set forth below, it is our opinion that as of the date hereof:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has qualified to do business and is in good standing in the State of California.

         2. The Company has the requisite corporate power to own its property and assets, and to conduct its business as it is currently being conducted.

         3. The Company has the requisite corporate power to execute, deliver and perform its obligations under the Purchase Agreement. The Purchase Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         4. The Company's authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.001, of which 324,570,524 shares are issued and outstanding immediately prior to the First Closing. The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable. To our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights outstanding prior to the First Closing to purchase any of the authorized but unissued capital stock of the Company, other than the participation rights provided in the Rights Agreement dated as of August 17, 2007 by and between the Company and the investors named therein, rights created in connection with the transactions contemplated by the Purchase Agreement, warrants to purchase 16,336,433 shares of Common Stock, outstanding options granted under the Company's 2005 Equity Incentive Plan to purchase 27,068,327 shares of Common Stock, and 18,291,337 shares of Common Stock reserved for issuance under the Company's 2005 Equity Incentive Plan.

         5. The execution and delivery of the Purchase Agreement by the Company and the issuance of the Shares pursuant thereto do not violate any provision of the Company's Amended Articles or Bylaws, and do not constitute a default under or a material breach of any material agreement that is listed as an exhibit to the SEC Filings, and do not violate (a) any United States federal or California governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Purchase Agreement or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we have knowledge, in each case to the extent the violation of which would materially and adversely affect the Company and its subsidiaries, taken as a whole.

         6. To our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Purchase Agreement or that could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company and its subsidiaries, taken as a whole.

         7. Based in part on the representations of the Investors in the Purchase Agreement, all consents, approvals, authorizations, or orders of, and filings, registrations and qualifications with any United States federal or California regulatory authority or governmental body on the part of the Company required for the issuance of the Shares have been made, obtained or effected as of the Closing, except for filings pursuant to (a) Regulation D of the Securities Act of 1933, as amended (the "1933 Act") and (b) any required filings pursuant to state "blue sky" laws.

         8. Based in part upon the representations made by the Company and the Investors in the Purchase Agreement, the offer and sale of the Shares in conformity with the terms of the Purchase Agreement do not require registration under Section 5 of the 1933 Act.

         9. The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         The opinions expressed above are subject to the following:

         (a)   The   application   and   effect   of   bankruptcy,   insolvency,
reorganization, moratorium, anti-deficiency, or similar laws or court decisions relating to or affecting the rights of creditors generally;

         (b) We express no opinion as to whether specific performance of any of the remedies, covenants or other provisions of the Purchase Agreement is available;

         (c) We express no opinion as to the compliance or noncompliance with applicable federal and state anti-fraud statutes concerning the issuance of securities;

         (d) We express no opinion on (i) the effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Purchase Agreement; (ii) any requirement that provisions of the Purchase Agreement may only be waived in writing as to its enforceability to the extent an oral agreement has been executed modifying provisions of the Purchase Agreement; (iii) the enforceability of indemnification or contribution provisions, which may be unenforceable in certain circumstances; (iv) the enforceability of any provision waiving the right to a jury trial; (v) the enforceability of broadly or vaguely stated rights; (vi) the right to damages; or (vii) the limitations imposed by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding equity or law;

         (e) In rendering the opinions set forth in paragraph (1) above regarding the due incorporation, valid existence and good standing of the Company in Nevada and in paragraphs (2) and (3) regarding the Company's corporate powers, we inform you that we are not licensed to practice law in Nevada and have relied without further investigation on our review of (i) the Company's Amended Articles and Bylaws; (ii) the Company's minute book; (iii) a Certificate of Existence with Status in Good Standing issued by the Secretary of State of the State of Nevada with respect to the Company; (iv) relevant portions of the Nevada Revised Statutes and (v) a certificate of an officer of the Company as to certain factual matters;

         (f) In rendering the opinion set forth in paragraph 4 above relating to the status of the capitalization of the Company, we have relied without further investigation on our review of the Company's Amended Articles and a summary of outstanding securities of the Company certified to us by an officer of the Company;

         (g) We have acted as counsel to the Company only with respect to certain corporate matters, the negotiation of the Purchase Agreement and the rendering of these opinions. Accordingly, we may not have knowledge of all matters of fact or law relating to the Company that may be relevant in connection with the opinions herein. Any alteration of those facts may adversely affect our opinions. Whenever a statement herein is qualified by "known to us," "to our knowledge," "to our current actual knowledge," or similar phrase, it is intended to indicate that during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services to the Company in connection with the negotiation, execution and delivery of the Purchase Agreement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement (including, without limitation, any search of litigation filings in any court), and any limited inquiry undertaken by us during the preparation of this letter should not be regarded as such an investigation. No inference as to our current actual knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

         We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Our opinion is limited to the current federal laws of the United States of America and the current laws of the State of California, present judicial interpretations thereof and to facts as they presently exist. We also refer you to the qualification in paragraph (e) above with respect to Nevada law. We note that the Purchase Agreement is governed by New York law and, with your permission, we are rendering the opinions in paragraph (3) above regarding the validity, binding effect and enforceability of the Purchase Agreement as though the Purchase Agreement was governed by the internal law of the State of California and for purposes hereof have assumed that New York and California law are identical in all respects. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. In rendering this opinion, we have no obligation to revise or supplement it should the current federal laws of the United States of America or of the State of California be changed by legislative action, judicial decision or otherwise. With reference to matters of fact, this opinion is limited to information that has come to our attention solely in connection with matters involving this firm's engagement as counsel to the Company.

         Further, the opinions contained in this letter are given as of the date of this letter and are rendered exclusively for your benefit in accordance with the provisions of Section 6.1(a)(v) of the Purchase Agreement and may not be relied upon to state directly or indirectly any general proposition or for any other purpose. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinions with respect to any matter set forth in this letter.

         This opinion has been rendered to you at the request of the Company and may be relied upon by you only in connection with the transactions contemplated under the Purchase Agreement. No other use or distribution of this opinion may be made, and no other person or party may rely on this opinion, without our express prior written consent in each instance.

Very truly yours,



Hanson Bridgett Marcus Vlahos & Rudy, LLP